Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of True Drinks Holdings, Inc. of our report dated April 2, 2015, relating to our audits of the consolidated financial statements as of and for the years ended December 31, 2014 and 2013, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

July 22, 2015
Newport Beach, CA